Exhibit 21

                           Subsidiaries of the Company
                               as of May 28, 1998

        The Company owns all of the stock of the following corporations:

        Name                                     State of Incorporation

   Marcus Theatres Corporation                       Wisconsin
   Marcus Restaurants, Inc.                          Wisconsin
   B & G Realty, Inc.                                Wisconsin
   First American Finance Corporation                Wisconsin
   Marc Plaza Corporation                            Wisconsin
   Pfister Corporation                               Wisconsin
   Marcus Geneva, Inc.                               Wisconsin
   Marcus Hotels, Inc.                               Wisconsin
   Baymont Inns, Inc. f/k/a Budgetel
    Inns, Inc.                                       Wisconsin
   Woodfield Suites, Inc.                            Wisconsin


        Woodfield Suites, Inc. owns all of the stock of the following corporations:

        Name                                      State of Incorporation

   Woodfield Suites Hospitality Corporation          Wisconsin
   Woodfield Suites Franchises International, Inc.   Wisconsin

        Woodfield Suites Hospitality Corporation owns all of the stock of the following corporation:

        Name                                      State of Incorporation

   Woodfield Refreshments, Inc.                      Wisconsin

        Marcus Theatres Corporation owns all of the stock of the following corporations:

        Name                                      State of Incorporation

   Appleton Theatres Corporation                     Wisconsin
   Centre Theatres Corporation                       Wisconsin
   Marcus Cinemas, Inc.                              Wisconsin
   Marcus Productions, Inc.                          Wisconsin
   Southtown Corporation                             Wisconsin
   Stephen Amusement Corporation                     Wisconsin
   Tower 41-Corporation                              Wisconsin
   Vending Corporation                               Wisconsin
   41-Bowl, Inc.                                     Wisconsin
   Marcus Amusement Co., Inc.                        Wisconsin
   Marcus Cinemas of Minnesota, Inc.                 Wisconsin

        Baymont Inns, Inc. f/k/a Budgetel Inns, Inc. owns all of the stock of the following corporations:

        Name                                      State of Incorporation

   Baymont Partners, Inc. f/k/a
     Budgetel Partners, Inc.                         Wisconsin
   Guest House Inn of Manitowoc, Inc.                Wisconsin
   Baymont Inns Hospitality Corporation
    f/k/a Guest House Inn-Appleton, Inc.             Wisconsin
   Marc's Budgetel of Nebraska, Inc.                 Nebraska
   Baymont Franchises International, Inc.
    f/k/a Budgetel Franchises
    International, Inc.                              Wisconsin
   Woodfield Refreshments of Colorado, Inc.          Colorado
   Woodfield Refreshments of Ohio, Inc.              Ohio


        Marcus Restaurants, Inc. owns all of the stock of the following corporations, except it owns 50% of 642, Inc.:

        Name                                      State of Incorporation

   Marc's Carryout Corporation                       Wisconsin
   Tops, Inc.                                        Illinois
   Captains-Juneau, Inc.                             Wisconsin
   Captains-Wausau, Inc.                             Wisconsin
   Captains-Kenosha, Inc.                            Wisconsin
   Colony Inns Restaurant Corporation                Wisconsin
   642, Inc.                                         Wisconsin
   Cafe Refreshments, Inc.                           Wisconsin
   Glendale Refreshments, Inc.                       Wisconsin
   Grand Avenue Refreshments, Inc.                   Wisconsin

        Marcus Restaurants, Inc. has an option to purchase the remaining 50% of the stock of 642, Inc. for $5.

        Colony Inns Restaurant Corporation owns 80% of the stock of Colony Inns Refreshments, Inc., a Wisconsin corporation, and has an option to purchase the remaining 20% for $5.

        Hasty Host Distributing Corp. is a subsidiary of Tops, Inc.

        Marcus Hotels, Inc. owns all of the stock of the following corporations:

        Name                                      State of Incorporation

   HPG Laundry Systems, Inc.                         Wisconsin
   Marcus Northstar, Inc.                            Minnesota
   Marcus Hotels of California, Inc.                 California
   Marcus Indian Wells, Inc.                         California
   Marcus Hotel Partners, Inc.                       Wisconsin
   Marcus Hotels Associates, Inc.                    Wisconsin